Tel 713.758.2222 Fax 713.758.2346

Exhibit 5.1

November 21, 2014

Group 1 Automotive, Inc.

800 Gessner

Suite 500

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to Group 1 Automotive, Inc., a Delaware corporation (the “Company”), and the guarantors listed on Schedule I hereto (the “Guarantors”) with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the offer and exchange (the “Exchange Offer”) by the Company of $550,000,000 aggregate principal amount of 5.000% Senior Notes due 2022 (the “Old Notes”) for a new series of notes in like principal amount and bearing substantially identical terms (the “New Notes”) and (2) guarantees of the New Notes by the Guarantors (the “Guarantees”).

The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of June 2, 2014, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (as it may be amended from time to time, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the opinions of each of (a) Porter Hedges, L.L.P., special counsel to the Company and the Guarantors with respect to the State of Oklahoma, (b) Venable LLP, to the Company and the Guarantors with respect to the States of California and Maryland, (c) Foulston Siefkin LLP, special counsel to the Company and the Guarantors with respect to the State of Kansas, (d) Haynsworth Sinkler Boyd, P.A., special counsel to the Company and the Guarantors with respect to the State of South Carolina, and (e) Woodburn and Wedge, special counsel to the Company and the Guarantors with respect to the State of Nevada, each dated November 21, 2014 and provided in connection with the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with the opinion expressed below, we have assumed that the Registration Statement, and any amendments

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Group 1 Automotive, Inc.  November 21, 2014  Page 2

thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, we are of the opinion that, when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except in each case under such clauses (i) and (ii) as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Delaware, including without limitation the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, the laws of the State of Texas and the laws of the State of New York, in each case including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Tel 713.758.2222 Fax 713.758.2346

Exhibit 5.1

SCHEDULE I

Guarantor	State or Other Jurisdiction of Incorporation or Organization
Advantagecars.com, Inc.	Delaware
Amarillo Motors-F, Inc.	Delaware
Baron Development Company, LLC	Kansas
Baron Leasehold, LLC	Kansas
Bob Howard Automotive-East, Inc.	Oklahoma
Bob Howard Chevrolet, Inc.	Oklahoma
Bob Howard Dodge, Inc.	Oklahoma
Bob Howard Motors, Inc.	Oklahoma
Bob Howard Nissan, Inc.	Oklahoma
Bohn Holdings, Inc.	Delaware
Bohn Holdings, LLC	Delaware
Bohn-FII, LLC	Delaware
Chaperral Dodge, Inc.	Delaware
Courtesy Ford, LLC	Delaware
Danvers-N, Inc.	Delaware
Danvers-NII, Inc.	Delaware
Danvers-S, Inc.	Delaware
Danvers-SB, Inc.	Delaware
Danvers-SU, LLC	Delaware
Danvers-T, Inc.	Delaware
Danvers-TII, Inc.	Delaware
Danvers-TIII, Inc.	Delaware
Danvers-TL, Inc.	Delaware
FMM, Inc.	California
G1R Florida, LLC	Delaware
G1R Mass, LLC	Delaware
GPI AL-N, Inc.	Delaware
GPI AL-SB, LLC	Delaware
GPI CA-DMII, Inc.	Delaware
GPI CA-F, Inc.	Nevada
GPI CA-NIII, Inc.	Delaware
GPI CA-SH, Inc.	Nevada
GPI CA-SV, Inc.	Delaware
GPI CA-TII, Inc.	Delaware
GPI CC, Inc.	Delaware
GPI FL-A, LLC	Nevada
GPI FL-H, LLC	Delaware
GPI FL-VW, LLC	Delaware

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Group 1 Automotive, Inc.  November 21, 2014  Page 4

Guarantor	State or Other Jurisdiction of Incorporation or Organization
GPI FL-VWII, LLC	Delaware
GPI GA Holdings, Inc.	Delaware
GPI GA Liquidation, LLC	Delaware
GPI GA-CGM, LLC	Nevada
GPI GA-DM, LLC	Delaware
GPI GA-F, LLC	Delaware
GPI GA-FII, LLC	Delaware
GPI GA-FIII, LLC	Delaware
GPI GA-FM, LLC	Nevada
GPI GA-FV, LLC	Nevada
GPI GA-SU, LLC	Nevada
GPI GA-T, LLC	Delaware
GPI GA-TII, LLC	Nevada
GPI KS Motors, Inc.	Delaware
GPI KS-SB, Inc.	Delaware
GPI KS-SH, Inc.	Delaware
GPI KS-SK, Inc.	Delaware
GPI LA-FII, LLC	Delaware
GPI LA-SH, LLC	Delaware
GPI MD-SB, Inc.	Delaware
GPI MS-H, Inc.	Delaware
GPI MS-N, Inc.	Delaware
GPI MS-SK, Inc.	Delaware
GPI NH-T, Inc.	Delaware
GPI NH-TL, Inc.	Delaware
GPI NY Holdings, Inc.	Nevada
GPI NY-DM, LLC	Nevada
GPI NY-FV, LLC	Nevada
GPI NY-SB, LLC	Nevada
GPI OK-HII, Inc.	Nevada
GPI OK-SH, Inc.	Delaware
GPI SAC-T, Inc.	Delaware
GPI SC, Inc.	Delaware
GPI SC Holdings, Inc.	Delaware
GPI SC-A, LLC	Delaware
GPI SC-SB, LLC	Delaware
GPI SC-SBII, LLC	Delaware
GPI SC-T, LLC	Delaware
GPI SD-DC, Inc.	Delaware
GPI TX-ARGMIII, Inc.	Nevada
GPI TX-DMII, Inc.	Nevada
GPI TX-EPGM, Inc.	Delaware

Group 1 Automotive, Inc.  November 21, 2014  Page 5

Guarantor	State or Other Jurisdiction of Incorporation or Organization
GPI TX-F, Inc.	Delaware
GPI TX-FII, Inc.	Delaware
GPI TX-HGM, Inc.	Delaware
GPI TX-HGMII, Inc.	Nevada
GPI TX-NVI, Inc.	Nevada
GPI TX-SBII, Inc.	Delaware
GPI TX-SBIII, Inc.	Nevada
GPI TX-SHII, Inc.	Delaware
GPI TX-SK, Inc.	Delaware
GPI TX-SKII, Inc.	Nevada
GPI TX-SV, Inc.	Delaware
GPI TX-SVII, Inc.	Delaware
GPI TX-SVIII, Inc.	Delaware
GPI, Ltd.	Texas
Group 1 Associates Holdings, LLC	Delaware
Group 1 Associates, Inc.	Delaware
Group 1 FL Holdings, Inc.	Delaware
Group 1 Funding, Inc.	Delaware
Group 1 Holdings-DC, L.L.C.	Delaware
Group 1 Holdings-F, L.L.C.	Delaware
Group 1 Holdings-GM, L.L.C.	Delaware
Group 1 Holdings-H, L.L.C.	Delaware
Group 1 Holdings-N, L.L.C.	Delaware
Group 1 Holdings-S, L.L.C.	Delaware
Group 1 Holdings-T, L.L.C.	Delaware
Group 1 LP Interests-DC, Inc.	Delaware
Group 1 Realty, Inc.	Delaware
Harvey Ford, LLC	Delaware
Harvey GM, LLC	Delaware
Harvey Operations-T, LLC	Delaware
Howard-DCIII, LLC	Delaware
Howard-GM II, Inc.	Delaware
Howard-GM, Inc.	Delaware
Howard-H, Inc.	Delaware
Howard-HA, Inc.	Delaware
Howard-SB, Inc.	Delaware
Ira Automotive Group, LLC	Delaware
Ivory Auto Properties of South Carolina, LLC	South Carolina
Key Ford, LLC	Delaware
Koons Ford, LLC	Delaware
Kutz-N, Inc.	Delaware
Lubbock Motors, Inc.	Delaware
Lubbock Motors-F, Inc.	Delaware

Group 1 Automotive, Inc.  November 21, 2014  Page 6

Guarantor	State or Other Jurisdiction of Incorporation or Organization
Lubbock Motors-GM, Inc.	Delaware
Lubbock Motors-S, Inc.	Delaware
Lubbock Motors-SH, Inc.	Delaware
Lubbock Motors-T, Inc.	Delaware
Maxwell Ford, Inc.	Delaware
Maxwell-GMII, Inc.	Delaware
Maxwell-N, Inc.	Delaware
Maxwell-NII, Inc.	Delaware
McCall-F, Inc.	Delaware
McCall-H, Inc.	Delaware
McCall-HA, Inc.	Delaware
McCall-N, Inc.	Delaware
McCall-SB, Inc.	Delaware
McCall-T, Inc.	Delaware
McCall-TII, Inc.	Delaware
McCall-TL, Inc.	Delaware
Mike Smith Automotive-H, Inc.	Delaware
Mike Smith Automotive-N, Inc.	Texas
Mike Smith Autoplaza, Inc.	Texas
Mike Smith Autoplex Dodge, Inc.	Texas
Mike Smith Autoplex, Inc.	Texas
Mike Smith Autoplex-German Imports, Inc.	Texas
Mike Smith Imports, Inc.	Texas
Millbro, Inc.	California
Miller Automotive Group, Inc.	California
Miller Family Company, Inc.	California
Miller Infiniti, Inc.	California
Miller Nissan, Inc.	California
Miller-DM, Inc.	Delaware
NJ-DM, Inc.	Delaware
NJ-H, Inc.	Delaware
NJ-HA, Inc.	Delaware
NJ-HAII, Inc.	Delaware
NJ-HII, Inc.	Delaware
NJ-SB, Inc.	Delaware
NJ-SV, Inc.	Delaware
NY-SBII, Inc.	Delaware
Rockwall Automotive-DCD, Ltd.	Texas
Rockwall Automotive-F, Inc.	Delaware
Tate CG, L.L.C.	Maryland